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Cartesian Reports Second Quarter 2014 Financial Results

24% Revenue Growth Year-Over-Year

Overland Park, KS – August 7, 2014 – Cartesian, Inc. (Nasdaq: CRTN), a specialist provider of consulting services and managed solutions to the global communications, technology and digital media industries, reported financial results for its 2014 second quarter ended June 28, 2014.

“We continued making solid progress in the second quarter as we drove 24% revenue growth by executing on our transformation plan.  Our EMEA group continues to deliver strong growth and our North American business has gained traction, demonstrating the early impact of our strategic initiatives,” said Donald Klumb, CEO of Cartesian. “Our success is tied to the early phases of our plan which involves deepening relationships with our largest clients and elevating our value proposition, combined with evolving our offerings for the long-term with a focus on technical solutioning and alliance partnerships. It is imperative that we balance delivering earnings on a recurring basis with making the right investments in technology and people essential to capturing the significant growth opportunities at hand. Technical solutions, such as managed analytics offerings centered around big data, and strategic alliances are key to driving sustainable growth in our business model.”

Financial Results for the Thirteen Weeks Ended June 28, 2014

Revenues in the second quarter of 2014 were $17.4 million, up 24% from $14.0 million in the second quarter of 2013 and up 7% from $16.2 million in the first quarter of 2014. During the quarter, Cartesian’s gross margin was 36.4%, compared with 38.6% in the second quarter of 2013 and 36.5% in the first quarter of 2014.

Selling, general and administrative expenses were $7.8 million in the second quarter of 2014, compared to $5.9 million in the second quarter of 2013 and $5.9 million in the first quarter of 2014. Selling, general and administrative expenses in the second quarter of 2014 include approximately $1.4 million related to an increase in litigation reserves for a previously disclosed arbitration matter. Non-cash share-based compensation expense was $272,000 in the second quarter of 2014, $234,000 in the second quarter of 2013, and $174,000 in the first quarter of 2014.

On a non-GAAP basis, after adjusting primarily for executive severance and related legal costs, depreciation and non-cash share-based compensation expense, Cartesian reported non-GAAP adjusted net income of $1.8 million, or $0.23 per share, for the second quarter of 2014, compared to a non-GAAP adjusted net loss of ($29,000), or breakeven per share, for the second quarter of 2013. Non-GAAP adjusted net income for the second quarter of 2014 includes approximately $1.5 million in net income tax benefit, which primarily represents the reversal of reserves on our international deferred income tax assets. The Company reported GAAP net income of $0.1 million, or $0.01 per diluted share for the second quarter of 2014, compared to a GAAP net loss of ($0.5) million, or ($0.06) per share for the second quarter of 2013.

Cash and cash equivalents totaled $18.7 million as of June 28, 2014, up from $16.2 million as of March 29, 2014 and $13.8 million as of December 28, 2013.

Financial Results for the Twenty-Six Weeks Ended June 28, 2014

For the twenty-six weeks ended June 28, 2014, revenues were $33.7 million, up 20% from $28.1 million for the comparable period of fiscal year 2013.  Cartesian’s gross margin was 36.4% during the twenty-six weeks ended June 28, 2014, compared with 37.3% in the comparable period of fiscal year 2013.

Selling, general and administrative expenses were $13.7 million during the twenty-six weeks ended June 28, 2014, compared to $11.0 million in the comparable period of fiscal year 2013.

On a non-GAAP basis the Company reported non-GAAP adjusted net income of $2.2 million, or $0.28 per share, for the twenty-six weeks ended June 28, 2014.  Comparable non-GAAP adjusted net income for the twenty-six weeks ended June 29, 2013 was $0.1 million or $0.01 per share.  GAAP net loss for the twenty-six weeks ended June 28, 2014 was ($1.5) million, or ($0.20) per share, compared with a GAAP net loss of ($0.6 million), or ($0.09) per diluted share in the comparable period of fiscal year 2013.

Non-GAAP Adjustments

In addition to reporting net income (loss) on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss)” that accompanies this press release.  In making these non-GAAP adjustments, the Company took into account certain non-cash expenses, including tax effects as applicable.  Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not a substitute for GAAP financial information.  The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand Cartesian’s comparative operating performance for the periods presented.

Cartesian’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis.  Cartesian’s non-GAAP measure may differ from similar measures used by other companies, even if similar terms are used to identify such measures.  Although Cartesian’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, Cartesian acknowledges that items excluded from such measure have a material impact on the Company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results.  Investors and other users of our financial information should also consider the above factors when evaluating Cartesian’s results.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to discuss 2014 second quarter results.  The call may also include discussion of company developments, forward-looking information and other material information about business and financial matters.  Investors can access the conference call via a live webcast on the Company’s website, www.cartesian.com, or by dialing 877-317-6789 in the United States or 412-317-6789 from international locations and referencing the Cartesian call.  A replay of the conference call will be archived on the Company’s website for 90 days.  Additionally, a replay of the call will be available by dialing 877-344-7529, passcode 10049864, through August 14, 2014.

About Cartesian
Cartesian, Inc. (NASDAQ: CRTN) is a specialist provider of consulting services and managed solutions to leaders in the global communications, technology and digital media industries. Cartesian provides consulting in strategy, execution and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York and Washington. For more information about the company and its services, visit www.cartesian.com.

Cautionary Statement Regarding Forward Looking Information
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations.  Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements.  Factors that might affect actual results, performance, or achievements include, among other things, our ability to successfully implement our strategic relationship with Elutions; the final outcome of the arbitration proceeding with our former chief executive officer, conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, our ability to protect client or Cartesian data or information systems from security breaches and cyber-attacks, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in Cartesian’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

CARTESIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013

Revenues	$17,420	$14,037	$33,657	$28,047

Cost of services	11,080	8,621	21,390	17,590

Gross profit	6,340	5,416	12,267	10,457

Selling, general and administrative expenses (includes non-cash share-based compensation expense of $272 and $234 for the thirteen weeks ended June 28, 2014 and June 29, 2013, respectively and $446 and $297 for the twenty-six weeks ended June 28, 2014 and June 29, 2013, respectively)	7,789	5,850	13,708	11,029
Loss from operations	(1,449)	(434)	(1,441)	(572)
Other (expense) income
Interest (expense) income, net	(63)	1	(71)	2
Discount on note payable and transaction costs	(82)	-	(1,610)	-
Change in fair value of warrants and derivative liabilities	128	-	111	-
Total other (expense) income	(17)	1	(1,570)	2
Loss before income taxes	(1,466)	(433)	(3,011)	(570)
Income tax benefit (provision)	1,553	(23)	1,524	(39)
Net income (loss)	$87	$(456)	$(1,487)	$(609)

Net income (loss) per common share:
Basic	$0.01	$(0.06)	$(0.20)	$(0.09)
Diluted	$0.01	$(0.06)	$(0.20)	$(0.09)

Weighted average shares used in calculation of net income (loss) per basic and diluted common share
Basic	7,899	7,126	7,606	7,122
Diluted	8,140	7,126	7,606	7,122

CARTESIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	June 28,	December 28,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18,649	$13,780
Accounts receivable, net	16,673	11,716
Prepaid and other current assets	1,524	1,751
Total current assets	36,846	27,247

NONCURRENT ASSETS:
Property and equipment, net	1,055	1,202
Goodwill	8,387	8,225
Deferred income tax assets	1,518	-
Other noncurrent assets	142	150
Total Assets	$47,948	$36,824

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$3,402	$2,036
Current borrowings	3,269	-
Liabilities for derivatives	385	-
Accrued payroll, bonuses and related expenses	4,693	4,249
Accrued severance liability and related costs	2,860	1,491
Deferred revenue	2,777	591
Other accrued liabilities	1,769	1,631
Total current liabilities	19,155	9,998

NONCURRENT LIABILITIES:
Deferred income tax liabilities	644	586
Other noncurrent liabilities	241	342
Total noncurrent liabilities	885	928

Total stockholders’ equity	27,908	25,898
Total Liabilities and Stockholders’ Equity	$47,948	$36,824

CARTESIAN, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013

Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):

GAAP net income (loss)	$87	$(456)	$(1,487)	$(609)

Depreciation	152	170	339	335
Non-cash share based compensation expense	272	234	446	298
Accrued executive severance and related costs	1,370	-	1,370	-
Discount on note payable and transaction costs	82	-	1,610	-
Change in fair value of derivative liabilities	(128)	-	(111)	-
Tax effect of applicable non-GAAP adjustments (1)	3	23	18	39
Adjustments to GAAP net loss	1,751	427	3,672	672

Non-GAAP adjusted net income (loss)	$1,838	$(29)	$2,185	$63

Reconciliation of GAAP net income (loss) per diluted common share to non-GAAP adjusted net income (loss) per diluted common share:

GAAP net income (loss) per diluted common share	$0.01	$(0.06)	$(0.19)	$(0.08)

Depreciation	0.02	0.03	0.04	0.05
Non-cash share based compensation expense	0.04	0.03	0.06	0.04
Accrued executive severance and related costs	0.17	-	0.18	-
Discount on note payable and transaction costs	0.01	-	0.20	-
Change in fair value of derivative liabilities	(0.02)	-	(0.01)	-
Tax effect of applicable non-GAAP adjustments (1)	0.00	-	0.00	-
Adjustments to GAAP net loss per diluted common share	0.22	0.06	0.47	0.09

Non-GAAP adjusted net income (loss) per diluted common share	$0.23	$(0.00)	$0.28	$0.01

Weighted average shares used in calculation of Non-GAAP adjusted net income (loss) per diluted common share	8,140	7,126	7,748	7,177

Footnote 1: The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance.

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